Exhibit 99.1

DT Cloud Star Acquisition Corporation Receives Nasdaq Delist Determinization Letter

New York, New York, July 20, 2026 (GLOBE NEWSWIRE) -- DT Cloud Star Acquisition Corporation (Nasdaq: DTSQU, DTSQ, DTSQR) (the “Company”) a newly organized blank check company incorporated in the Cayman Islands as a business company, today announced that on July 15, 2026, it received a delist determination letter (the “Delist Determination Letter”) from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that unless the Company requests an appeal of this determination by July 22, 2026, trading of the Company’s will be suspended at the opening of business on July 24, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company has timely submitted its hearing request, which will stay the suspension.

On January 15, 2026 the Company was notified by Staff that based on its Market Value of Listed Securities (“MVLS”) for the period from November 21, 2025 to January 6, 2026, the Company no longer met the continued listing requirement of Nasdaq under Listing Rule 5450(b)(2)(A), to maintain a minimum MVLS of $50,0000,000. In accordance with Listing Rule 5810(c)(3)(C), Nasdaq provided the Company with a compliance period of 180 calendar days, or until July 14, 2026, in which to regain compliance with Nasdaq continued listing requirement.

On July 15, 2026, the Company received the Delist Determination Letter notifying that it had not regained compliance with Listing Rule. Accordingly, its securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of this determination by July 22, 2026, trading of the Company’s will be suspended at the opening of business on July 24, 2026, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Additionally, on April 6, 2026, the Company was notified by Staff that it did not comply with the minimum 400 total shareholders requirement for continued inclusion under Nasdaq Listing Rule 5450(a)(2). Based on the review of materials submitted by the Company on May 29, 2026, Nasdaq granted the Company’s request for an extension until October 5, 2026 to regain compliance with this requirement. Pursuant to Listing Rule 5810(C)(4)(d)(2), the Company is no longer eligible for the terms of extension. This matter serves as an additional and separate basis for delisting the Company’s securities from The Nasdaq Stock Market.

About DT Cloud Star Acquisition Corporation

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background. The Company is led by Mr. Sam Zheng Sun, the Company’s Chief Executive Officer, and Mr. Kenneth Lam, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the compliance with Nasdaq rules and the hearing request. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2026. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

Sam Sun. Email: sam.sun@dstarspac.com